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                                                  Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Material Technology, Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                              95-4453386
    _______________________________                   __________
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)

                              East Tower, Suite 705
                          11835 West Olympic Boulevard
                              Los Angeles, CA 90064
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                Material Technology, Inc., 1996 Stock Option Plan
                            (Full title of the plan)

                         Robert M. Bernstein, President
                            Material Technology, Inc.
                              East Tower, Suite 705
                          11835 West Olympic Boulevard
                              Los Angeles, CA 90064
                     (Name and address of agent for service)

                                 (310) 208-5589
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
    Title of          Amount to be   Proposed maximum    Proposed maximum       Amount of
securities to be     registered (1)   offering price         aggregate        registration
   registered                          per share (2)      offering price           fee
------------------------------------------------------------------------------------------

   Options to           100,000               0                   0                    0
    Purchase            Options
    Material
Technology, Inc.
  Common Stock
------------------------------------------------------------------------------------------
    Material         100,000 Shares       $1.50            $150,000               $45.46
Technology, Inc.
  Common Stock
------------------------------------------------------------------------------------------
                                                              Total               $45.46
------------------------------------------------------------------------------------------


(1) In addition, under Rule 416(a) of the Securities Act of 1933, as amended, this Registration statement also covers any additional securities issued in connection with a stock split or stock dividend on the registered securities.

(2) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.
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                            MATERIAL TECHNOLOGY, INC.

                 MATERIAL TEHNOLOGY, INC. 1996 STOCK OPTION PLAN

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The contents of Matech's previously filed Form S-8 Registration Statement and all documents subsequently filed by Material Technology, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated by reference into this registration statement,.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

ITEM 4.  DESCRIPTION OF SECURITIES.

Options to Purchase 120,000 Shares of the Company's Common Stock and the Shares to be issued upon exercise of such options granted under the Company's 1996 Stock Option Plan.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 19th day of December, 1996.

                                                 MATERIAL TECHNOLOGY, INC.


                                                  By: Robert M. Bernstein
                                               Robert M. Bernstein, President

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:                            Robert M. Bernstein
Name and Title:                      Robert M. Bernstein,
                                  Principal Executive Officer,
                                  Principal Financial Officer,
                                  Principal Accounting Officer

Date:                                  December 19, 1996

Signature:                               Joel Freedman
Name and Title:                          Joel Freedman
                                     Director and Secretary

Date:                                  December 19, 1996


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                                INDEX TO EXHIBITS

    ------------------------------------------------------------------------
    Exhibit No.                    Description                    Page No.
    ------------------------------------------------------------------------
         5       Opinion of Counsel                                  4
    ------------------------------------------------------------------------
       23(a)     Consent of Counsel                                  5
    ------------------------------------------------------------------------


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